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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 2, 1998

                        BRIDGESTREET ACCOMMODATIONS, INC.
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)

         DELAWARE                  000-22843                   04-3327773
         --------                  ---------                   ----------
(State or other jurisdiction      (Commission               (I.R.S. Employer
     of incorporation)            File Number)             Identification No.)

        30670 BAINBRIDGE ROAD, SOLON, OH                     44139
        --------------------------------                     -----
     (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (440) 248-3005


                                      N.A.
          (Former name or former address, if changed since last report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS:

On March 2, 1998, BridgeStreet Accommodations, Inc. (the "Company") completed the acquisition of all the issued and outstanding capital stock of Global Travel Apartments, Inc. ("Global Travel"), a privately held corporation that provides corporate lodging services in Toronto and surrounding areas. The transaction consisted of the issuance of 139,000 shares of the Company's common stock, $0.01 par value per share (the "Common Stock") and the payment of $2.1 million in cash.

The cash portion of the purchase price was funded from borrowings under the Company's revolving credit agreement. The purchase price paid by the Company in connection with the acquisition was determined as the result of negotiations between the Company and Global Travel.

Global Travel was founded in 1977 and provides both short and long term living accommodations primarily to large corporations. Glorbal Travel currently leases and manages approximately 450 apartment units throughout Toronto and surrounding areas.

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ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS:

(a) Financial Statements:

    In accordance with Item 7(a)(4) of Form 8-K, financial statements will be filed by amendment to this Form 8-K no later than 60 days after March 17, 1998.

(b) Pro Forma Financial Information:

    In accordance with Item 7(b) of form 8-K, the required pro forma financial statements will be filed by amendment to this Form 8-K no later than 60 days after March 17, 1998.

(c) Exhibits:

    (2) - Purchase Agreement, dated March 2, 1998 among BridgeStreet Accommodations, Inc. and Global Travel Apartments, Inc.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             BRIDGESTREET ACCOMMODATIONS, INC.

         By:
            --------------------------------------------
                       Mark D. Gagne, C.P.A.
                      Chief Financial Officer

         Date: March 17, 1998

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